SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                 MAY 17, 1999
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                          HUDSON RIVER BANCORP, INC.
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            (Exact name of registrant as specified in its charter)




DELAWARE                      000-24187                            14-1803212
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(State or other        (Commission File Number)                 (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                        No.)




ONE HUDSON CITY CENTRE, HUDSON, NEW YORK                                 12534
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(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code (518) 828-4600



                                      N/A
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        (Former name or former address, if changed since last report.)

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ITEM 5.     OTHER EVENTS.

     On May 17, 1999, SFS Bancorp, Inc., a Delaware corporation ("SFS"), and Hudson River Bancorp, Inc., a Delaware corporation ("Hudson"), issued a joint press release announcing the execution of a definitive agreement as of May 17, 1999 by and between Hudson and SFS (the "Merger Agreement"). Under the terms of the Merger Agreement, SFS will merge into a to-be-formed wholly owned subsidiary of Hudson (the "Merger"). Following the Merger, SFS will then be merged into Hudson pursuant to a Plan of Liquidation and Schenectady Federal Savings Bank, a wholly owned subsidiary of SFS, will be merged with and into Hudson River Bank & Trust Company, a wholly owned subsidiary of Hudson. Concurrently with the execution and delivery of the Merger Agreement, SFS and Hudson entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which SFS granted Hudson an option, exercisable under certain circumstances, to acquire up to 240,485 shares of SFS common stock (subject to adjustment) at $20.50 per share.

     Pursuant to the Merger Agreement, each issued and outstanding share of SFS common stock, par value $0.01 (other than dissenting shares), shall be converted into and represent the right to receive $25.10 in cash. However, any shares of SFS common stock owned beneficially or as of record by either SFS or Hudson or any of their subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The receipt of cash by the stockholders of SFS will be a taxable event for the stockholders.

     Consummation of the Merger is subject to various conditions, including: (1) receipt of approval by the stockholders of SFS, (2) receipt of requisite regulatory approvals, and (3) satisfaction of certain other conditions.

     The Merger Agreement, the Stock Option Agreement and the press release announcing the Merger issued on May 17, 1999 are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Merger Agreement, Stock Option Agreement and press release do not purport to be complete and are qualified in their entirety by reference to such documents.



ITEM 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   EXHIBITS:

      2 Agreement and Plan of Merger, dated as of May 17, 1999, by and between Hudson River and SFS.

      20  Press Release issued May 17, 1999.

      99 Stock Option Agreement, dated as of May 17, 1999, between Hudson River and SFS.


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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HUDSON RIVER BANCORP, INC.



Date: May 25, 1999                     By: /s/ Carl A. Florio
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                                        Carl A. Florio, President and
                                          Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION



     2 Agreement and Plan of Merger, dated as of May 17, 1999, by and between Hudson River and SFS.

     20   Press Release issued May 17, 1999.

     99 Stock Option Agreement, dated as of May 17, 1999, between Hudson River and SFS.




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